UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 1, 2008

ATWOOD OCEANICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

  IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive

Houston, Texas, 77084

(Address of Principal Executive Offices)

(281) 749-7800

(Registrant’s Telephone Number,
Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2008, Mr. Darryl Smith, 62, has elected to relinquish his position as Vice President – Operations of Atwood Oceanics, Inc. (the “Company”); however, he will continue in a support and advisory capacity within the Operations Department in order to facilitate an orderly transition until his planned retirement at the end of December 2008. Mr. Ronald Hall, 56, was promoted to Vice President – Operations effective April 1, 2008.

Mr. Hall has served as the Company's General Manager of Operations since April 2007. Since he joined the Company in February 1995, he has served as Assistant General Manager of Operations as well as Operations Manager for several of the Company’s international rig operations.

Except for an increase in medical and life insurance benefits on the same basis as that provided to all other executive officers and a 10% increase in his base salary, there were no material changes to the compensation package of Mr. Hall in connection with the promotion. No grants or awards were made in connection with this promotion, and any bonuses will be determined by the Compensation Committee based upon the Company’s performance. He will continue to be eligible to participate in Company incentive equity plans.

There are no arrangements or understandings between Mr. Hall and any other person pursuant to which he was appointed as an executive officer of the Company, and except as disclosed herein, there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Hall that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 9.01     EXHIBITS

(d)     Exhibits

      Exhibit No.           Description of Exhibit

     99.1               Press release dated April 1, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                               /s/ James M. Holland

                                             James M. Holland
                                             Senior Vice President

DATE: April 1, 2008